Exhibit 10.6

REDEMPTION AGREEMENT

This Redemption Agreement (this “Agreement”), dated as of 29 August 2025 (the “Effective Date”), is entered into by and between Advasa Holdings, Inc., a Delaware corporation (the “Company”) and Taiji Ito (“Stockholder”). The Company and Stockholder may be referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

WHEREAS, Stockholder is the owner of certain shares of common stock, par value $0.00001 per share, of the Company (the “Common Stock”); and

WHEREAS, pursuant to the terms and conditions of this Agreement, Stockholder desires to sell, and the Company desires to purchase, all of the Stockholder’s rights, title, and interest in and to five (5) shares of Common Stock (the “Shares”) as further described herein;

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

1. Agreement to Purchase and Sell. Subject to the terms and conditions of this Agreement, Stockholder shall sell, assign, transfer, convey, and deliver to the Company, and the Company shall accept and purchase, the Shares and any and all rights in the Shares to which Stockholder is entitled, and by doing so Stockholder shall be deemed to have assigned all of Stockholder’s rights, titles and interest in and to the Shares to the Company. The redeemed Shares shall be returned to the status of authorized but unissued shares of Common Stock.

2. Consideration. The consideration for the acquisition of the Shares shall be $5.00 in total (the “Purchase Price”).

3. Closing; Deliveries; Additional Actions. The purchase and sale of the Shares (the “Closing”) shall be held on the Effective Date immediately following the execution of this Agreement. At the Closing, Stockholder shall deliver to the Company the stock power in the form as attached hereto to as Exhibit A, and the Company shall deliver to Stockholder the Purchase Price via check.

4. Representations and Warranties of the Stockholder. Stockholder represents and warrants to the Company as set forth below.

4.1.	Organization and Standing. The Stockholder is natural person and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

4.2.	Right and Title to Shares. Stockholder legally and beneficially owns the Shares and no other person or entity has any rights therein or thereto. There are no liens or other encumbrances of any kind on the Shares and Stockholder has the sole right to dispose of the Shares. There are no outstanding options, warrants or other similar agreements with respect to the Shares.

1

4.3.	Due Authority; No Violation. Stockholder has all requisite rights and authority or the capacity to execute, deliver and perform Stockholder’s obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of Stockholder, and no other proceedings on the part of Stockholder are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of Stockholder.

4.4.	Enforceability. This Agreement has been duly executed and delivered by Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the Company, constitutes the legal, valid, and binding obligation of Stockholder, enforceable against Stockholder in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

5. Representations and Warranties of The Company. The Company represents and warrants to Stockholder as set forth below.

5.1.	Organization and Standing. The Company is duly organized, validly existing, and in good standing under the laws of the State of Delaware and has all requisite power and authority to own its properties and conduct its business as it is now being conducted.

5.2.	Due Authority; No Violation. The Company has all requisite rights and authority or the capacity to execute, deliver and perform its obligations under this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary action on the part of the Company, and no other proceedings on the part of the Company are necessary to authorize the execution, delivery and performance of this Agreement or the transactions contemplated hereby or thereby on the part of the Company.

5.3.	Enforceability. This Agreement has been duly executed and delivered by the Company and, assuming that this Agreement constitutes the legal, valid and binding obligation of Stockholder, constitutes the legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other similar laws of general application affecting enforcement of creditors’ rights generally.

6. Miscellaneous.

6.1.	Further Assurances. From time to time, whether at or following the Closing, each Party shall make reasonable commercial efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things reasonably necessary, proper or advisable, including as required by applicable laws, to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

6.2.	Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be to the Company at its principal office address or to the stockholder at the address as set forth in the books and records of the Company.

2

6.3.	Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be determined, and this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, and for all purposes shall be construed in accordance with the laws of such state, without giving effect to the choice of law provisions of such state.

6.4.	Assignment. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and permitted assigns. No Party shall have any power or any right to assign or transfer, in whole or in part, this Agreement, or any of its rights or any of its obligations hereunder, including, without limitation, any right to pursue any claim for damages pursuant to this Agreement or the transactions contemplated herein, or to pursue any claim for any breach or default of this Agreement, or any right arising from the purported assignor’s due performance of its obligations hereunder, without the prior written consent of the other Party and any such purported assignment in contravention of the provisions herein shall be null and void and of no force or effect.

6.5.	No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights, remedies or claims upon any Person or entity not a party or a permitted assignee of a party to this Agreement.

6.6.	Specific Performance. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by them in accordance with the terms hereof or were otherwise breached and that each Party shall be entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches of the provisions hereof and to enforce specifically the terms and provisions hereof, without the proof of actual damages, in addition to any other remedy to which they are entitled at law or in equity. Each Party agrees to waive any requirement for the security or posting of any bond in connection with any such equitable remedy, and agrees that it will not oppose the granting of an injunction, specific performance or other equitable relief on the basis that (a) any other Party has an adequate remedy at law, or (b) an award of specific performance is not an appropriate remedy for any reason at law or equity.

6.7.	Entire Agreement. This Agreement represents the entire understanding and agreement between the Parties regarding the subject matter hereof and supersedes all prior agreements, representations, warranties, and negotiations between the Parties. This Agreement may be amended, supplemented, or changed only by an agreement in writing that makes specific reference to this Agreement or the agreement delivered pursuant to it, and must be signed by all of the Parties. This Agreement may not be amended by email or other electronic communications.

6.8.	Severability. Whenever possible, each provision of this Agreement shall be interpreted in a manner to be effective and valid under applicable law, but if one or more of the provisions of this Agreement is subsequently declared invalid or unenforceable, the invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions of this Agreement. In the event of the declaration of invalidity or unenforceability, this Agreement, as modified, shall be applied and construed to reflect substantially the intent of the Parties and achieve the same economic effect as originally intended by its terms. In the event that the scope of any provision to this Agreement is deemed unenforceable by a court of competent jurisdiction, or by an arbitrator, the Parties agree to the reduction of the scope of the provision as the court or arbitrator shall deem reasonably necessary to make the provision enforceable under the circumstances.

3

6.9.	Headings. The headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the Parties.

6.10.	Counsel. The Parties acknowledge and agree that legal counsel to the Company (“Counsel”) has acted as legal counsel to the Company, and that Counsel has prepared this Agreement at the request of the Company, and that Counsel is not legal counsel to Stockholder individually. Each of the Parties acknowledges and agrees that they are aware of, and have consented to, the Counsel acting as legal counsel to the Company and preparing this Agreement, and that Counsel has advised each of the Parties to retain separate counsel to review the terms and conditions of this Agreement and the other documents to be delivered in connection herewith, and each Party has either waived such right freely or has otherwise sought such additional counsel as it has deemed necessary. Each of the Parties acknowledges and agrees that Counsel does not owe any duties to Stockholder in Stockholder’s individual capacity in connection with this Agreement and the transactions contemplated herein. Each of the Parties hereby waives any conflict of interest which may apply with respect to Counsel’s actions as set forth herein, and the Parties confirm that the Parties have previously negotiated the material terms of the agreements as set forth herein.

6.11.	Waiver. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.

1.1.	Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. The signature of any Party which is transmitted by any reliable electronic means such as, but not limited to, a photocopy, electronically scanned or facsimile machine, for purposes hereof, is to be considered as an original signature, and the document transmitted is to be considered to have the same binding effect as an original signature or an original document.

[Remainder of page intentionally left blank – Signature pages follow]

4

IN WITNESS WHEREOF, the Parties have duly executed this Agreement as of the Effective Date.

Advasa Holdings, Inc.

By:	/s/ Grady Ryther
Name:	Grady Ryther
Title:	Chief Executive Officer

Stockholder:	Taiji Ito

By:	/s/ Taiji Ito
Name:	Taiji Ito

5

Exhibit A

IRREVOCABLE STOCK POWER

[Advasa Holdings, Inc.]

FOR VALUABLE CONSIDERATION, the receipt of which is hereby acknowledged, Taiji Ito (“Seller”) hereby assigns, transfers, and conveys to Advasa Holdings, Inc., a Delaware corporation (the “Company”), all of Seller’s right, title, and interest in and to five (5) shares of common stock, par value $0.00001 per share, of the Company, which are uncertificated, and hereby irrevocably appoints the Chief Executive Officer of the Company, as Seller’s attorney-in-fact to transfer said shares on the books of the Company, with full power of substitution in the premises.

Date:	29 August 2025

Seller Name:	Taiji Ito

By:	/s/ Taiji Ito
Name:	Taiji Ito

6